UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2011 (June 14, 2011)

ALLIED HEALTHCARE INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

New York	1-11570	13-3098275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-0064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 14, 2011, Allied Healthcare International Inc. (the “Company”) held its annual meeting of stockholders. As of April 27, 2011, the record date for the annual meeting, there were 43,571,251 shares of common stock of the Company outstanding and entitled to vote at the meeting. Of the shares entitled to vote at the annual meeting, 30,414,124 shares, or approximately 69.78% of the shares outstanding and entitled to vote at the record date, were present in person or by proxy at the annual meeting.

At the annual meeting the shareholders of the Company (i) elected seven directors to the board of directors of the Company; (ii) voted on a non-binding basis to approve the compensation of the named executive officers of the Company; (iii) in the non-binding vote on the frequency with which the vote to approve the compensation of the named executive officers of the Company should be included in future proxy statements, voted to have such vote included in proxy statements every year; and (iv) ratified the appointment of EisnerAmper LLP as the independent auditors of the Company for the fiscal year ending September 30, 2011.

The results of the voting on the four matters were as follows:

(i) Election of Directors:

	For	Withhold Authority	Broker Non-Votes
Alexander (Sandy) Young	24,861,001	640,848	4,902,275
Sophia Corona	24,861,185	640,664	4,902,275
Mark Hanley	24,861,127	640,722	4,902,275
Wayne Palladino	24,865,294	636,555	4,902,275
Jeffrey S. Peris	24,855,187	646,662	4,902,275
Raymond J. Playford	24,924,355	577,494	4,902,275
Ann Thornburg	24,862,293	639,556	4,902,275

(ii) Approval of the Compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Votes
24,860,084	559,818	81,947	4,902,275

(iii) Vote on Frequency with which the Vote to Approve the Compensation of the Named Executive Officers of the Company Should be Included in Future Proxy Statements:

Every One Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
22,847,008	44,197	2,593,655	16,989	4,902,275

(iv) Ratification of the Auditors:

For	Against	Abstain	Broker Non-Votes
30,274,004	129,842	278	0

The Company has determined to hold the advisory vote on the compensation of the named executive officers on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2011

ALLIED HEALTHCARE INTERNATIONAL INC.

By:   /s/ Marvet Abbassi
Name:  Marvet Abbassi
Title:  Financial Controller